UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2014

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33170 (Commission File Number)	95-4812784 (IRS Employer Identification Number)

175 Technology, Suite 150

Irvine, California 92618
(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On November 4, 2014, the Board of Directors (the “Board”) of Netlist, Inc. (the “Company”) appointed Jun S. Cho and Vincent Sheeran to serve as members of the Board effective immediately.  The Board has determined that Mr. Cho and Mr. Sheeran each qualify as independent under the independence standards set forth in Nasdaq Marketplace Rule 5605(a)(2).   With the addition of Mr. Cho and Mr. Sheeran, the size of the Board increased to six members.

Mr. Cho is currently General Counsel to Fiat Chrysler Asia Pacific and Vice President of Chrysler Group LLC. Mr. Cho brings considerable business and legal expertise to the Board. He has more than 16 years of experience as legal counsel for the Chrysler Group and over 10 years of experience in the Asia Pacific region heading up Fiat Chrysler’s initiatives in technology licensing, product distribution, mergers and acquisitions and joint ventures, from his bases in Beijing and Shanghai. Prior to Chrysler, Mr. Cho developed his legal specialties in international financing and corporate transactions working for prominent international law firms including Debevoise & Plimpton in New York, New York, Kim & Chang in Seoul, Korea and Arnold & Porter in Washington, D.C.

Vince Sheeran brings more than 30 years of experience in the software and business services industries for global organizations. He currently serves as Chief Executive Officer of MarginPoint, a leading provider of cloud-based indirect material management solutions in Laguna Hills, California. He possesses a wide-ranging technology background in sales management, product strategy and technical marketing, having previously served as Chief Executive Officer of both UltraLink, Inc. and Wherify Wireless, and in senior executive positions at Epicor, a global leader in business software solutions.

Mr. Sheeran’s and Mr. Cho’s compensation for their service as directors will be consistent with that of our other non-employee directors, including the execution and delivery of an indemnification agreement with each of Mr. Sheeran and Mr. Cho in the form previously approved by the Board, all as described in our 2014 definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 28, 2014.  Consistent with our compensation program for non-employee directors, on November 4, 2014, Mr. Cho and Mr. Sheeran were each awarded options to purchase up to 25,000 shares of the Company’s common stock pursuant to the Company’s 2006 Amended and Restated Equity Incentive Plan. These options are exercisable for $0.81 per share, which was the closing price of the Company’s common stock on November 4, 2014, and are subject to vesting in equal increments of 6,250 shares on each yearly anniversary of November 4, 2014.  There are no arrangements or understandings between Mr. Sheeran or Mr. Cho and the Company or, to the Company’s knowledge, any other person,  pursuant to which either Mr. Sheeran or Mr. Cho were appointed to the Board.   Neither Mr. Sheeran nor Mr. Cho is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

On November 5, 2014, the Company issued a press release announcing the appointment of Mr. Sheeran and Mr. Cho to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01-  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits. The following exhibit is furnished herewith:

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated November 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: November 7, 2014	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary